DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz
Articles of Incorporation (PURSUANT TO NRS 78)
Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of Corporation	Avatar Ventures Corp.

2.	Resident Agent	Janet Trost
Name and Street Address:	Name
(must be a Nevada address	6881 - B West Charleston Bouleveard	Las Vegas	NV	89117
where process may be	City	State	Zip Code
served)	Street Address
Optional Mailing Address	City	State	Zip Code

3.	Shares: (number of shares)
corporation authorized to	Number of shares	Number of Shares
issue	with par value:	75,000,000	Par value:	0.001	without par value:

4.	Name & Addresses: of	1.	Dave Wong
Board of Directors/Trustees:	Name
(attach additional page	Suite C #249-3930 Meridian Streeet	Bellingham	WA	98226
there is more than 3	Street Address	City	State	Zip Code
directors/trustees)	2.
Name

Street Address	City	State	Zip Code
3.
Name

Street Address	City	State	Zip Code

5.	Purpose:	The purpose of this Corporation shall be:
(optional - see instructions)	E - Commerce Company

6.	Names, Address	IncorporateTime.com, Inc.	/s/ Jill Taber
and Signature of	Name	Signature
Incorporator.	173 N Main St #400	Sayville	NY	11782
(attach additional page there	City	State	Zip Code
is more than 1 incorporator)

7.	Certificate of Acceptance	I hereby accept appointment as Resident Agent for the above named corporation.
of Appointment of	/s/ Janet Trost	08/14/06
Resident Agent:	Authorized Signature of R. A. or On Behalf of R. A. Company	Date